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                                                                    Exhibit 2



                        REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of September 30, 1994 between BRITISH TELECOMMUNICATIONS plc, a public limited company incorporated under the laws of England and Wales ("BT"), and MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, pursuant to the terms of an Amended and Restated Investment Agreement dated as of January 31, 1994 (the "Investment Agreement"), the Company has determined to issue and sell and BT has determined to purchase shares of the Company's capital stock on the terms and conditions set forth in the Investment Agreement; and

     WHEREAS, it is a condition to the obligations of each of BT and the Company to consummate the transactions contemplated by the Investment Agreement that this Registration Rights Agreement be executed and delivered by the Company and BT.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Class A Common Stock" shall mean the Class A Common Stock, par value $.10 per share, of the Company.

          "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

          "Determination of the Independent Directors" shall have the meaning assigned in the Investment Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "Holder" shall mean BT or its permitted assignee under Section 7(c) hereof.

          "Investment Agreement" shall mean the Amended and Restated Investment Agreement dated as of January 31, 1994 between BT and the Company, as such agreement may be amended, changed, supplemented or otherwise modified.

          "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, nation or government, state or other political subdivision thereof (or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) or other entity of whatever nature.

          "Registrable Securities" shall mean the Common Stock issued or issuable upon the conversion of the Class A Common Stock or any other Common Stock issued pursuant to the Investment Agreement or otherwise acquired by the Holder at such time that either (x) shares of the Class A Common Stock remain outstanding or (y) BT is entitled to designate a nominee for director pursuant to Section 9.7(c) or 9.11 of the Investment Agreement, or issuable upon exercise or conversion of any options, warrants or other securities acquired pursuant to the Investment Agreement and Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred (except transfers pursuant to clause (i) of the first sentence of Section 5.1(a) or clause (iv) of the first sentence of Section 5.1(b) of the Investment Agreement), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and

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     subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NASDAQ National Market System or on any securities exchange pursuant to clause
     (viii) of Section 4, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and the reasonable fees of any special experts retained in connection with the requested registration, but excluding the expenses of counsel to the Holder or (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "SEC" shall mean the Securities and Exchange Commission or its successor.

     2. Incidental Registrations.

     (a) Right to Include Registrable Securities. If the Company at any time after the date hereof proposes to register its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to the Holder of its intention to do so and of the Holder's rights under this Section 2. Upon the written request of the Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and
(ii) if such registration involves an underwritten offering, the Holder requesting to be included in the Company's registration must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling holders, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate for such underwriters in combined primary and secondary offerings. If a registration requested pursuant to this
Section 2(a) involves an underwritten public offering, the Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

     (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.

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     (c) Priority in Incidental Registrations.  If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which the Company or other holders of Securities propose to sell such securities), then the Company will include in such registration (i) first, 100% of the securities the Company or such other holders propose to sell and (ii) second, the number of Registrable Securities requested to be included in such registration by the Holder which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, in preference to the inclusion in such registration of securities subject to all rights to registration to which other holders (other than any holder or holders on whose behalf such registration may have been proposed) may be entitled in connection with such offering.

     3. Registration on Request.

     (a) Request by the Holder. Upon the written request of the Holder requesting that the Company effect the registration under the Securities Act of all or part of such Holder's Registrable Securities (constituting in the aggregate at least 20,000,000 shares (such number of shares to be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock after the date hereof) or such lesser number of Registrable Securities as the managing underwriter of the offering may determine is the maximum number of shares that may be offered without adversely affecting the trading market of the Common Stock) and specifying the intended method of disposition thereof, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holder, provided that the Company shall be obligated to register such Registrable Securities pursuant to this Section 3(a) on only three occasions and each demand registration shall be separated by at least 18 months and provided that the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration, (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of 60 days, the filing of any registration statement otherwise required to be prepared pursuant to this Section 3 if the Company is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such offering would in its opinion be adversely affected by the registration so requested and (iii) shall be entitled to postpone such requested registration for up to 90 days if there is a Determination of the Independent Directors, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interests of the Company at such time, provided, however, that the Company may not postpone any requested registrations for more than a total of 90 days in any nine-month period.

     (b) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (c) Expenses. The Company will pay all Registration Expenses in connection with the three demand registrations of Registrable Securities pursuant to this
Section 3.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective, provided that, if within 180 days after it has become effective the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

     (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Company shall have the right to select in good faith the investment banker or

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bankers and managers to administer the offering, provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Holder.

     (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities that the Company or other holders of securities propose to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold and would not be likely to have an adverse effect on the offering of the Registrable Securities.

     (g) Additional Rights. If the Company at any time grants to any other holders of Common Stock any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Section 3, the terms of this Section 3 shall be deemed amended or supplemented to the extent necessary to provide the Holder such more favorable rights and benefits.

     4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

           (i) prepare and, in any event within 60 days after the later of (x) the date of the Holder's request for registration or (y) the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 120 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement, provided, that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, the Company will furnish to counsel to the Holder, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will give reasonable consideration in good faith to any comments of such counsel;

          (iii) furnish to the seller of Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current;

          (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv),

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     it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller to consummate the disposition of such Registrable Securities;

          (vi) notify promptly the seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (viii) use its best efforts to list or admit for trading such Registrable Securities on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ NMS") or any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of the NASDAQ NMS or such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (ix) enter into an underwriting agreement with a managing underwriter or underwriters selected by the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Registrable Securities sold in accordance with the terms of the Investment Agreement;

          (x) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement, unless such a "cold comfort" letter or letters are provided to the Company or other selling holders in connection with such registration);

          (xi) make available for inspection by the seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (xii) obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.

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     The Company may require the seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this Section 4 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4.

     5. Indemnification and Contribution.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, with any Person entitled to indemnification pursuant to Section 5(b), the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, any such director or officer or general or limited partner or affiliate or any such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof, and provided further that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall

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remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

     (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 5) the Company and all other prospective sellers with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

     (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume control of the defense of such action, including any settlement thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the Indemnified Party and includes a full, unconditional and complete release of the Indemnified Person, provided, however, that the Indemnified Party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the Indemnifying Party's counsel, representation of both the indemnifying party and the Indemnified Party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. After notice has been provided by the indemnifying party to such Indemnified Party of its election to assume the defense of any claim pursuant to this Section 5(c), the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such claim. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 5(c), the indemnified party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, provided that no Indemnified Party shall agree to any settlement without the prior consent of the indemnifying party (which consent shall not be unreasonably withheld) unless the Indemnified Party irrevocably waives their right to indemnity under this Agreement with respect to such settlement. Each Indemnified Party shall, and shall cause their legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Section 5(c), then such indemnifying party shall, subject to the provisions of this Section 5, indemnify and hold harmless the Indemnified Party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable

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Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (e) Contribution. If the indemnity provided for in the foregoing paragraphs of this Section 5 is unavailable or insufficient for any reason to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party on the one hand and the Indemnified Party on the other hand from the sale of securities under such registration statement, (ii) the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand in connection with the statements, actions or omissions which resulted in such losses, claims, damages or liabilities and (iii) any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the Indemnified Party respectively and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the indemnifying party or the Indemnified Party respectively and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission. The parties agree that it would not be just and equitable if contribution pursuant to this
Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities referred to in such sentences shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing to defend or defending any such action or claim.

     (f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

     6. Rule 144. For so long as the Company continues to be subject to the requirements of Section 12 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information), and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

     7. Miscellaneous.

     (a) Holdback Agreement. If any registration (whether or not Registrable Securities are included therein) shall be in connection with an underwritten public offering, the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or 180 days (or such lesser period as the managing underwriter may permit) after the effective date of such registration, and the Company hereby also so agrees and agrees to use reasonable efforts to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

     (b) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder. The Holders of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

     (c) Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (i) by the Company under any circumstances or (ii) by BT, except (1) to a wholly owned direct or indirect subsidiary of BT, provided that BT (A) shall remain liable for the performance by any such subsidiary of its obligations under this Agreement, (B) shall act as agent for any and all such subsidiaries in connection with the receipt or giving of any and all notices under this Agreement and (C) shall not cause or permit any such subsidiary to be other than a wholly owned direct or indirect subsidiary of BT and (2) to a transferee of the Registrable Securities as permitted in clause (iv) of the first sentence of
Section 5.1(b) of the Investment Agreement.

     (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

        (1) If to the Company, to:

            MCI Communications Corporation
            1801 Pennsylvania Avenue, N.W.
            Washington, D.C. 20006
            Attention: John Whiteside
                       Vice President

            with a copy to:

            MCI Communications Corporation
            1801 Pennsylvania Avenue, N.W.
            Washington, D.C. 20006
            Attention: John R. Worthington, Esq.
                       Senior Vice President and
                       General Counsel

            With a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017
            Attention: Richard I. Beattie, Esq.

        (2) If to BT:

            British Telecommunications plc
            BT Centre
            81 Newgate Street
            London EC1A 7AJ
            England
            Attention: Mr. Colin R. Green
                       Solicitor and Chief Legal Adviser

                         With a copy to:

                         Milbank, Tweed, Hadley & McCloy
                         1 Chase Manhattan Plaza
                         New York, New York 10005
                         Attention: Albert F. Lilley, Esq.

          (3) if to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

     Any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day.

     (e) Headings. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (g) Remedies. (i) Each of the Company and BT acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of BT and the Company, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 7(h), enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of BT and the Company hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

     (ii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) SUBMISSION TO JURISDICTION; WAIVERS. Each of BT and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its successors or assigns, may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of BT and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of BT and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 7(h), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. BT hereby irrevocably designates CT Corporation System (in such capacity, the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as the designee, appointee and agent of BT to receive, for and on behalf of BT service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to BT in the manner provided in Section 7(d). BT shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that BT will at all times have an agent for service of process for the above purposes in New York, New York. Each of BT and the Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit. BT expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America, provided that BT's consent to jurisdiction and service contained in this Section 7(h) is solely for the purpose referred to in this Section 7(h) and shall not be deemed to be a general submission to said Courts or in the State of New York other than for such purpose.

     In the event of the transfer of all or substantially all of the assets and business of the Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of CT Corporation System.

     (i) Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          MCI COMMUNICATIONS CORPORATION

                                          By: /s/ Bert C. Roberts, Jr.
                                              Name:
                                              Title:

                                          BRITISH TELECOMMUNICATIONS plc

                                          By: /s/ Colin R. Green
                                              Name:
                                              Title: